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(h)(2)(i)

          FORM OF AMENDED SCHEDULE A TO THE TRANSFER AGENCY AGREEMENT.

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                                     FORM OF

                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                           AMERICAN PERFORMANCE FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                                  JULY 1, 2004

FUNDS

Equity Fund
Small Cap Equity Fund
Balanced Fund
Growth Equity Fund
Bond Fund
Intermediate Bond Fund
Intermediate Tax-Free Bond Fund
Short-Term Income Fund
U.S. Treasury Fund
Cash Management Fund
Institutional Cash Management Fund
Institutional U.S. Treasury Fund
Institutional Tax-Exempt Money Market Fund